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                   ADDENDUM TO LON MORGAN EMPLOYMENT AGREEMENT
                   AMENDMENT TO EMPLOYMENT - ROYALTY AGREEMENT

This amendment, effective as of December 31, 1996, is incorporated as a part of the EMPLOYMENT - ROYALTY AGREEMENT between International Isotopes Inc. and Ira Lon Morgan. The agreement has an effective date of November 1, 1995, and was entered into on the 16th day of November, 1995.

Whereas, Section I., Employment; Salary, Royalties and Benefits provided for the payment of Compensation at the rate of $100,000 for the period November 1, 1995 to October 31, 1996 and for $100,000 for the period November 1, 1996 to October 31, 1997, such compensation for the period November 1, 1995 to December 31, 1996 was calculated to be $137,487.06.

This amendment shall serve as an agreement between I.L. Morgan and International Isotopes to modify the terms for the purpose of eliminating any compensation for the period November 1, 1995 to December 31, 1996. The employee agrees to waive any rights related to compensation for the period from November 1, 1995 to December 31, 1996 excluding royalties and benefits which may be realized in the future.

As described in Section VII. Miscellaneous, Item 4. Entire Agreement; Amendment, this amendment shall be binding upon both parties if the amendment is made in writing and signed by the parties concerned or by duly authorized representative of such party. IN WITNESS WHEREOF, the parties have executed this agreement as of the date and year first above written.

INTERNATIONAL ISOTOPES INC.

By:       /s/ Virgil Simmons

Title:    Senior Vice President

EMPLOYEE: /s/ Ira Lon Morgan
              Ira Lon Morgan
              Chairman